                                                                    EXHIBIT 99.1

[LEAP(TM) LETTER HEAD]

              LEAP REPORTS RESULTS FOR FIRST FISCAL QUARTER OF 2003
       ~Company Reports Second Consecutive Quarter of Positive EBITDA for
                              Cricket Operations~

SAN DIEGO - May 15, 2003 - Leap Wireless International, Inc. (OTCBB: LWINQ), an innovator of wireless communications services, today announced financial and operating results for the first fiscal quarter of 2003. Total revenues for the first fiscal quarter were $183.8 million, an increase of $11.9 million from that reported for the fourth fiscal quarter of 2002 and a 31% improvement from the first fiscal quarter of 2002. Consolidated operating loss for the first quarter was $63.9 million, an improvement of $63.5 million from the first fiscal quarter of 2002. For the second straight quarter, earnings before interest, taxes, depreciation and amortization (EBITDA) for Leap's Cricket operations were positive, improving to $15.1 million for the first fiscal quarter, an increase of $6.5 million from that reported for the fourth fiscal quarter of 2002.

"We expect that the improvements we achieved during the first fiscal quarter in the Company's revenue and EBITDA will support the Company's financial restructuring," said Harvey P. White, Leap's chairman and CEO.

FINANCIAL RESULTS

In accordance with recently adopted Securities and Exchange Commission (SEC) Regulation G, a reconciliation of non-GAAP financial measures used in this release can be found in the section entitled "Definition of Terms and Reconciliation of Non-GAAP Financial Measures" included at the end of this release.

Highlights of the Company's operational results for the first quarter of fiscal year 2003 include:

-        Approximately 1.513 million Cricket(R) customers as of March 31, 2003.

- Average revenue per user per month (ARPU), based on service revenue, was approximately $35.12.

Leap Reports Results for First Fiscal Quarter of 2003               Page 2 of 11

[LEAP(TM) LETTER HEAD]

- Overall non-selling cash costs per user per month (CCU) for Leap's consolidated business was approximately $22.53.

-        Cost per gross customer addition (CPGA) was approximately $208.

-        Churn was approximately 4.1%.

-        Average minutes of use per customer per month (MOU) was approximately
         1,350.

"Our team is off to a strong start for 2003," said Susan G. Swenson, Leap's president and chief operating officer. "We continue to perform well against the objectives that we established to support the financial restructuring of the business while strengthening our position as the leader in landline replacement."

Key financial performance measures were as follows:

     - Total consolidated revenues for the first fiscal quarter of 2003 were $183.8 million, an increase of $43.7 million over the first fiscal quarter of 2002.

     - Consolidated EBITDA for the first fiscal quarter of 2003 was $12.7 million, which included $8.7 million for the disposal of certain assets and related charges and a $1.5 million gain on sale of wireless license. Adjusted consolidated EBITDA for the first fiscal quarter of 2003 was $20.0 million, an improvement of $85.9 million over the adjusted consolidated EBITDA loss for the first fiscal quarter of 2002. Adjusted consolidated EBITDA reflects adjustments to remove the effects of non-recurring or non-cash gains or charges to this measure of financial performance.

     - EBITDA for Leap's Cricket operations during the first fiscal quarter of 2003 was $15.1 million, an improvement of $70.9 million over the Cricket EBITDA loss for the first fiscal quarter of 2002.

     - Consolidated operating loss for the first fiscal quarter of 2003 was $63.9 million, an improvement of $63.5 million from the consolidated operating loss for the first fiscal quarter of 2002.

     - Consolidated net loss during the first fiscal quarter of 2003 was $133.5 million, or a loss of $2.28 per share, which compares to a consolidated net loss of $196.6 million, or a loss of $5.32 per share, for the first fiscal quarter of 2002.

     - Total consolidated cash, cash equivalents and unrestricted investments as of March 31, 2003, improved to $202.3 million, of which $84.7 million was held at Leap Wireless

Leap Reports Results for First Fiscal Quarter of 2003               Page 3 of 11

[LEAP(TM) LETTER HEAD]

         International, Inc. and its subsidiaries whose assets are not pledged under Cricket's secured credit facilities, and $117.6 million was held at Cricket Communications, Inc. and the subsidiaries of Leap and Cricket that hold assets that are pledged under Cricket's secured vendor credit facilities.

Leap Wireless International, Inc. conducts operations through its subsidiaries and has no independent operations or sources of operating revenue other than through dividends, if any, from its operating subsidiaries.

As previously announced, Leap, Cricket and substantially all of their subsidiaries, filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on April 13, 2003 in the U.S. Bankruptcy Court for the Southern District of California, in San Diego, California. On May 9th, Leap, Cricket and substantially all of their subsidiaries filed a plan of reorganization (the "Preliminary Plan") and disclosure statement with the Bankruptcy Court. The Preliminary Plan and disclosure statement reflect the general parameters of terms that are under negotiation between Leap and Cricket, an informal committee of Leap noteholders, and an informal committee of Cricket senior secured debtholders. The Company continues to negotiate with its creditors and with potential investors to reach agreement on a final plan of reorganization and hopes to finalize negotiations on the plan and disclosure statement with the informal creditors' committees in the next few weeks. The terms of any plan of reorganization agreed to could differ materially from the Preliminary Plan, but under the Preliminary Plan and any plan of reorganization in the Chapter 11 proceedings, creditors of Leap and Cricket have stated that there will be no value flowing to Leap as a result of its ownership interest in Cricket and its related companies, and that there will be no value available for distribution to the common stockholders of Leap.

ABOUT LEAP

Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative communications services for the mass market. Leap pioneered the Cricket Comfortable Wireless(R) service that lets customers make all of their local calls from within their local calling area and receive calls from anywhere for one low, flat rate. For more information, please visit www.leapwireless.com.

Leap Reports Results for First Fiscal Quarter of 2003               Page 4 of 11

[LEAP(TM) LETTER HEAD]

ABOUT CRICKET SERVICE

With Cricket(R) service, customers can make unlimited calls over their service area for a low, flat rate. Cricket customers can call long distance anywhere for a little more - just 8 cents per minute to anywhere in the United States and just 18 cents per minute anytime to anywhere in Mexico or Canada. The service offers text messaging, voicemail, caller ID, three-way calling and call waiting for a small additional monthly fee. The extra value Cricket(R) Talk rate plan is $39.99 per month plus tax, which includes unlimited local calls, 500 free minutes of U.S. long distance and a three-feature package (including caller ID, call waiting and three-way calling). Cricket service is an affordable wireless alternative to traditional landline service, and appeals to people completely new to wireless - from students to young families and local business people. For more information, please visit www.cricketcommunications.com.

Except for the historical information contained herein, this news release contains "forward-looking statements" reflecting management's current forecast of certain aspects of Leap's future. Some forward-looking statements can be identified by forward-looking words such as "believe," "think," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions. This news release is based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to:

- our ability to cause a Chapter 11 plan of reorganization to be finalized and to be confirmed by the Bankruptcy Court, and our ability to successfully implement the plan;

-        our ability to continue as a going concern;

- our ability to obtain Bankruptcy Court approval with respect to motions prosecuted by us in our Chapter 11 cases from time to time;

- risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period for Leap, Cricket and substantially all of their subsidiaries to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 cases of Leap, Cricket and substantially all of their subsidiaries to Chapter 7 cases;

- our ability to obtain and maintain normal terms with vendors and service providers;

-        our ability to maintain contracts that are critical to our operations;

- the potential adverse impacts of the Chapter 11 cases on the liquidity or results of operations of Leap and Cricket;

- our ability to attract, motivate and/or retain key executives and other employees;

-        our ability to attract and retain customers;

- the unsettled nature of the wireless market, the current economic slowdown, service offerings of increasingly large bundles of minutes of use at increasingly low prices by some major carriers, other issues facing the telecommunications industry in general, our announcement of restructuring discussions, and our subsequent Chapter 11 filing, which have created a level of uncertainty that adversely affects our ability to predict future customer growth, as well as other key operating metrics;

- changes in economic conditions that could adversely affect the market for wireless services;

-        the acceptance of our product offering by our prospective customers;

-        the effects of actions beyond our control in our distribution network;

- rulings by courts or the Federal Communications Commission (FCC) adversely affecting our rights to own and/or operate certain wireless licenses, or changes in our ownership that could adversely affect our status as an "entrepreneur" under FCC rules and regulations;

- our ability to maintain our cost, market penetration and pricing structure in the face of competition;

-        failure of network systems to perform according to expectations;

Leap Reports Results for First Fiscal Quarter of 2003               Page 5 of 11

[LEAP(TM) LETTER HEAD]

-        the effects of competition;

- global political unrest, including the threat or occurrence of war or acts of terrorism; and

- other factors detailed in the section entitled "Risk Factors" included in our Quarterly Report on Form 10-Q for the first fiscal quarter of 2003 and in our other SEC filings.

The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Leap and the Leap logo design are trademarks of Leap Wireless International, Inc. Cricket and Comfortable Wireless are registered trademarks of Cricket Communications, Inc.

Leap Reports Results for First Fiscal Quarter of 2003               Page 6 of 11

[LEAP(TM) LETTER HEAD]

                        LEAP WIRELESS INTERNATIONAL, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                       MARCH 31,       DECEMBER 31,
                                                                        2003              2002
                                                                    --------------    -------------
                                                                      (UNAUDITED)
ASSETS
Cash and cash equivalents.......................................    $      125,459    $     100,860
Short-term investments..........................................            76,824           80,205
Restricted cash equivalents and short-term investments..........            26,203           25,922
Inventories.....................................................            19,283           30,403
Other current assets............................................            29,441           28,504
                                                                    --------------    -------------
     Total current assets.......................................           277,210          265,894
Property and equipment, net.....................................         1,014,670        1,106,856
Wireless licenses, net..........................................           728,834          729,200
Other assets....................................................            62,011           61,752
                                                                    --------------    -------------
     Total assets...............................................    $    2,082,725    $   2,163,702
                                                                    ==============    =============
LIABILITIES AND STOCKHOLDERS' DEFICIT(1)
Accounts payable and accrued liabilities........................    $       72,536    $      85,358
Amounts payable to equipment vendors(2).........................            49,938           55,077
Debt in default(2)..............................................         2,264,665        2,209,984
Other current liabilities.......................................            72,501           59,895
                                                                    --------------    -------------
     Total current liabilities..................................         2,459,640        2,410,314
Other long-term liabilities.....................................            53,296           50,174
                                                                    --------------    -------------
     Total liabilities..........................................         2,512,936        2,460,488
                                                                    --------------    -------------
Stockholders' deficit:
  Common stock..................................................                 6                6
  Additional paid-in capital....................................         1,156,214        1,156,379
  Unearned stock-based compensation.............................              (582)            (986)
  Accumulated deficit...........................................        (1,584,532)      (1,450,994)
  Accumulated other comprehensive loss..........................            (1,317)          (1,191)
                                                                    --------------    -------------
     Total stockholders' deficit................................          (430,211)        (296,786)
                                                                    --------------    -------------
     Total liabilities and stockholders' deficit................    $    2,082,725    $   2,163,702
                                                                    ==============    =============

Leap Reports Results for First Fiscal Quarter of 2003               Page 7 of 11

[LEAP(TM) LETTER HEAD]

                        LEAP WIRELESS INTERNATIONAL, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                    -----------------------------
                                                                        2003             2002
                                                                    ------------     ------------
Revenues:
  Service revenues..............................................    $    160,648     $    128,020
  Equipment revenues............................................          23,199           12,161
                                                                    ------------     ------------
          Total revenues........................................         183,847          140,181
                                                                    ------------     ------------
Operating expenses:
  Cost of service (exclusive of items shown separately below)...         (52,748)         (41,891)
  Cost of equipment.............................................         (42,440)         (84,011)
  Selling and marketing.........................................         (21,265)         (30,159)
  General and administrative....................................         (47,414)         (49,994)
  Depreciation and amortization.................................         (76,615)         (61,888)
  Disposal of long-lived assets and related charges(3)..........          (8,725)              --
                                                                    ------------     ------------
          Total operating expenses..............................        (249,207)        (267,943)
Gains on sales of wireless licenses.............................           1,472              364
                                                                    ------------     ------------
  Operating loss................................................         (63,888)        (127,398)
Interest income.................................................             694            1,760
Interest expense................................................         (68,147)         (52,909)
Other income (expense), net.....................................            (268)              92
                                                                    ------------     ------------
Loss before income taxes........................................        (131,609)        (178,455)
Income taxes(4).................................................          (1,929)         (18,192)
                                                                    ------------     ------------
          Net loss..............................................    $   (133,538)    $   (196,647)
                                                                    ============     ============
Basic and diluted net loss per common share.....................    $      (2.28)    $      (5.32)
                                                                    ============     ============
Shares used in per share calculations:
  Basic and diluted.............................................          58,594           36,998
                                                                    ============     ============

Leap Reports Results for First Fiscal Quarter of 2003               Page 8 of 11

[LEAP(TM) LETTER HEAD]

                        LEAP WIRELESS INTERNATIONAL, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                       THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                  ----------------------------
                                                                      2003            2002
                                                                  ------------    ------------
Operating activities:
          Net cash provided by (used in) operating activities...  $     29,181    $   (100,909)
                                                                  ------------    ------------
Investing activities:
  Purchase of property and equipment............................        (4,222)        (35,284)
  Refund of deposits for wireless licenses......................            --          14,720
  Net proceeds from sales of wireless licenses..................         1,472             380
  Purchase of investments.......................................       (22,440)        (99,412)
  Sale and maturity of investments..............................        25,254         100,114
  Restricted cash equivalents and investments, net..............          (281)        (21,526)
                                                                  ------------    ------------
          Net cash used in investing activities.................          (217)        (41,008)
                                                                  ------------    ------------
Financing activities:
  Proceeds from long-term debt..................................            --          25,881
  Repayment of long-term debt...................................        (4,365)           (613)
  Issuance of common stock......................................            --             319
  Payment of debt financing costs...............................            --          (5,949)
                                                                  ------------    ------------
          Net cash provided by (used in) financing activities...        (4,365)         19,638
                                                                  ------------    ------------
Net increase (decrease) in cash and cash equivalents............        24,599        (122,279)
Cash and cash equivalents at beginning of period................       100,860         242,979
                                                                  ------------    ------------
Cash and cash equivalents at end of period......................  $    125,459    $    120,700
                                                                  ============    ============

Leap Reports Results for First Fiscal Quarter of 2003               Page 9 of 11

[LEAP(TM) LETTER HEAD]

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Substantially all of the Company's liabilities became subject to compromise as a result of the Company's filing for protection under Chapter 11 of the Bankruptcy Code on April 13, 2003.

(2) As a result of Cricket's default on its senior secured vendor credit facilities, the Company has classified the principal and accrued interest balances outstanding under those facilities and amounts payable to its vendors for the purchase of equipment and services as short-term obligations in the condensed consolidated balance sheets as of March 31, 2003 and December 31, 2002. In addition, the Company has classified the principal and interest balances outstanding under its senior and senior discount notes, U.S. government financing and other financing arrangements as short-term obligations in the condensed consolidated balance sheets as of March 31, 2003 and December 31, 2002, as a result of its Chapter 11 filing in April 2003, which constituted an event of default of the underlying agreements. Unamortized debt discounts and debt issuance costs of $147.2 million at March 31, 2003 may be subject to accelerated amortization or immediate expense if the Chapter 11 proceedings result in a significant modification of the amounts payable under any of these credit facilities.

(3) During the three months ended March 31, 2003, the Company recorded a charge of $8.7 million for the disposal of certain assets and related charges.

(4) Leap recorded a non-cash charge of $15.9 million to income tax expense for the three months ended March 31, 2002 to increase the valuation allowance related to Leap's net operating losses in connection with the adoption of Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets."

Leap Reports Results for First Fiscal Quarter of 2003              Page 10 of 11

[LEAP(TM) LETTER HEAD]

                    DEFINITION OF TERMS AND RECONCILIATION OF
                           NON-GAAP FINANCIAL MEASURES

In this press release, the Company has provided certain financial measures that are calculated based on industry conventions, including EBITDA and adjusted EBITDA, which are measures of liquidity and performance commonly used in the telecommunications industry. These financial measures are not calculated based on accounting principles generally accepted in the United States of America
(GAAP). Certain of these financial measures, including EBITDA and adjusted EBITDA, are considered "non-GAAP" financial measures within the meaning of SEC Regulation G. The non-GAAP financial measures and other operating measures used in this release include the following:

(1)      Earning before interest, taxes, depreciation and amortization (EBITDA):
         EBITDA represents operating income (loss) before net interest expense, income tax expense, and depreciation and amortization. EBITDA is a non-GAAP financial measure and may not be similar to EBITDA measures of other companies. EBITDA is commonly used in our industry to measure core operating performance and the ability of a company's operations to contribute to its liquidity. EBITDA should not be considered in isolation or as a substitute for operating income (loss) or as a better indicator of liquidity than cash flow from operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with GAAP. Adjusted EBITDA reflects adjustments to remove the effect non-recurring or non-cash gains or charges to this measure of financial performance.

         The following table reconciles Leap consolidated EBITDA, Leap adjusted consolidated EBITDA and EBITDA for Leap's Cricket operations reported in this press release to the Company's consolidated operating loss (unaudited)(in thousands):

                                                                    THREE MONTHS ENDED
                                                          --------------------------------------
                                                             MARCH       DECEMBER       MARCH
                                                           31, 2003      31, 2002      31, 2002
                                                          ----------    ----------    ----------
Leap consolidated operating loss........................  $  (63,888)   $ (101,787)   $ (127,398)
  Depreciation and amortization.........................      76,615        86,737        61,888
                                                          ----------    ----------    ----------
Leap consolidated EBITDA................................      12,727       (15,050)      (65,510)
  Gains on sale of wireless licenses....................      (1,472)           --          (364)
  Disposal of long-lived assets and related
    charges.............................................       8,725        16,323            --
                                                          ----------    ----------    ----------
Leap adjusted consolidated EBITDA.......................      19,980         1,273       (65,874)
  Disposal of long-lived assets and related
    charges.............................................      (8,725)           --            --
  Leap corporate expenses...............................       3,878         7,312        10,148
                                                          ----------    ----------    ----------
EBITDA for Leap's Cricket operations....................  $   15,133    $    8,585    $  (55,726)
                                                          ==========    ==========    ==========

(2) Average revenue per user per month (ARPU): ARPU is an industry term that measures service revenue divided by the weighted average number of customers, divided by the number of months during the period being measured. ARPU is not a non-GAAP financial

Leap Reports Results for First Fiscal Quarter of 2003              Page 11 of 11

[LEAP(TM) LETTER HEAD]

         measure within the meaning of SEC Regulation G, but the Company's calculation of ARPU may not be similar to ARPU measurements calculated by other companies.

(3) Cost per gross customer addition (CPGA): CPGA is an industry term that measures the cost of acquiring a new customer. CPGA represents selling and marketing costs and the loss on sale of handsets (generally defined as cost of equipment less equipment revenue), excluding the loss on sale of handsets to existing customers, divided by the total number of gross new customer additions during the period being measured. CPGA is a non-GAAP financial measure and may not be similar to CPGA measurements as calculated by other companies.

         The following table reconciles selling and marketing to total costs used in the calculation of CPGA (unaudited)(in thousands except gross additions and CGPA):

                                                          THREE MONTHS ENDED
                                                            MARCH 31, 2003
                                                          ------------------
Selling and marketing...................................     $   21,265
  Cost of equipment.....................................         42,440
  Equipment revenues....................................        (23,199)
  Loss on sale of equipment to existing
     customers..........................................         (2,015)
                                                             ----------
     Total costs used in calculation of CPGA............     $   38,491
                                                             ----------
Gross additions.........................................        184,899
CPGA....................................................     $      208
                                                             ==========

         CPGA calculated based on unadjusted selling and marketing, cost of equipment and equipment revenues, which includes the loss on sale of handsets to existing customers, would have been $219 for the three months ended March 31, 2003.

(4) Cash costs per user per month (CCU): CCU represents cost of service, general and administrative costs, and the loss on sale of handsets to existing customers, divided by the weighted average number of customers, divided by the number of months during the period being measured. CCU is a non-GAAP financial measure and may not be similar to CCU measurements as calculated by other companies.

         The loss on sale of handsets to existing customers included in the calculation of CCU was $2.0 million for the three months ended March 31, 2003. CCU excluding the loss on sale of handsets to existing customers would have been $22.08 for the three months ended March 31, 2003.

                                       ###